UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard
Austin, Texas 78729
(Address of Principal Executive Offices, and Zip Code)

(833) 444-3469
Registrant's Telephone Number, Including Area Code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Q2 Holdings, Inc. (the “Company”) in connection with the dual listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “QTWO”. The Common Stock is currently listed on the New York Stock Exchange under the symbol “QTWO.”

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.3 of the Company’s most recent Annual Report on Form 10-K, as filed with the SEC on February 12, 2025, to which this Form 8-A relates, is incorporated herein by reference.

The Company expects its Common Stock to commence trading on the NYSE Texas on August 15, 2025, under the symbol “QTWO.”

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

August 14, 2025	/s/ Jonathan A. Price Jonathan A. Price Chief Financial Officer